Exhibit 4.1.3

EXECUTION VERSION

CAPITAL ONE MASTER TRUST

SECOND AMENDMENT TO AMENDED AND

RESTATED POOLING AND SERVICING AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of October 1, 2022 (this “Amendment”), to the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006, July 1, 2007 and March 17, 2016, and as amended by the First Amendment thereto, dated as of January 27, 2017 (as so amended and restated, the “Agreement”), is entered into among CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (“CONA”), as Servicer (the “Servicer”), CAPITAL ONE FUNDING, LLC, a Virginia limited liability company (“Funding”), as Transferor (the “Transferor”), and THE BANK OF NEW YORK MELLON, a New York banking corporation (“BNYM”), as Trustee (the “Trustee”).

RECITALS

WHEREAS, effective October 1, 2022, Capital One Bank (USA), National Association, a national banking association (“COBNA”), was merged with and into CONA (said transaction, the “Merger”);

WHEREAS, by virtue of the Merger, all property of every type and interests therein, all rights, franchises, and choses in action, and all of the liabilities and obligations of every kind and description of COBNA became the property, rights, franchises, and choses in action, and liabilities and obligations of CONA without any other transfer, and, upon the Merger, and without any order or other action, CONA shall hold and enjoy all rights of property, franchises, and interests in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by COBNA at the time of the Merger, subject to applicable law; and

WHEREAS, for the avoidance of doubt, in connection with the Merger, COBNA, in its capacity as Original Servicer, assigned all of its right, title, and interest, and delegated all of its duties, obligations, and liabilities, in, to, and under the Agreement to CONA, in its capacity as New Servicer, pursuant to an Omnibus Securitization Agreements Assignment and Assumption Agreement, dated as of October 1, 2022 (the “Assignment and Assumption Agreement”), among COBNA, in its capacity as Original Seller, Servicer and Administrator and in its individual capacity, Funding, as Transferor and in its individual capacity, CONA, in its capacity as New Seller, Servicer and Administrator and in its individual capacity, BNYM, as Trustee and as Indenture Trustee, Capital One Multi-asset Execution Trust, a statutory trust organized under the laws of the State of Delaware, as Issuer, the Independent Director of Funding, Clayton Fixed Income Services LLC, a Delaware limited liability company, as Asset Representations Reviewer, and Capital One Services, LLC, a Delaware limited liability company, as subservicer and in its individual capacity;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do covenant and agree as follows:

ARTICLE I

AMENDMENTS

SECTION 1.1. Amendments to the Agreement. Each party to the Agreement hereby agrees that the Agreement shall be amended as follows:

          (a)      by deleting all references therein to “Capital One Bank (USA), National Association” and replacing such references with “Capital One, National Association”;

(b)      by deleting in Subsection 13.05(a) the phrase “1680 Capital One Drive, McLean, VA 22102, Attention: General Counsel, with a copy to Managing Vice President, Treasury Capital Markets” and replacing it with “1680 Capital One Drive, McLean, Virginia 22102, Attention: Managing Vice President, Treasury Capital Markets, with a copy to Senior Director, Associate General Counsel, Corporate Capital Markets”;

(c)      by deleting in Subsection 13.05(a) the phrase “140 East Shore Drive, Room 1071-B, Glen Allen, Virginia 23059, Attention: Assistant Vice President, Treasury Capital Markets” and replacing it with “1600 Capital One Drive, Room 27907A, McLean, Virginia 22102, Attention: Assistant Vice President”; and

(d)     by amending the definition of “Asset Representations Review Agreement” in Section 1.01 to add at the end of such definition the words “, and as further amended and supplemented from time to time”.

ARTICLE II

ACKNOWLEDGEMENT OF ASSIGNMENT AND ASSUMPTION

SECTION 2.1. Acknowledgement of Assignment and Assumption of the Agreement. CONA, in its capacity as New Servicer, acknowledges and confirms that it is bound by the Agreement, that it has accepted all of COBNA’s right, title, and interest, and has assumed all of COBNA’s duties, obligations, and liabilities and the performance of every covenant, in, to, and under the Agreement, and has agreed that it shall be substituted for COBNA, in its capacity as Original Servicer, under the Agreement. For the avoidance of doubt, CONA hereby expressly assumes the performance of every covenant and obligation of COBNA under the Agreement.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1. Conditions to Effectiveness. The amendments provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a)      delivery of an Opinion of Counsel, from Funding to the Trustee and any Series Enhancer, to the effect specified in Exhibit H-1 of the Agreement pursuant to Subsection 13.02(d) of the Agreement;

(b)      delivery of written confirmation to CONA and Funding from each Rating Agency that this Amendment will not have a Ratings Effect, and copies of such confirmation to the Trustee, delivered pursuant to Subsection 13.01(a) of the Agreement;

(c)      delivery of an Officer’s Certificate, from Funding to the Trustee and each provider of Series Enhancement, stating that Funding reasonably believes that this Amendment will not, based on the facts known to such officer at the time of such certification, have a material adverse effect and is not reasonably expected to have an Adverse Effect at any time in the future, on the interests of the Certificateholders;

(d)      delivery of counterparts of this Amendment, duly executed by the parties hereto;

(e)      delivery of counterparts of the Assignment and Assumption Agreement, duly executed by the parties thereto; and

(f)      COBNA has been merged with and into CONA.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Waiver of Notice. Notwithstanding anything to the contrary set forth in the Agreement, each of the undersigned parties hereby waives any notice or other timing requirements with respect to and gives its consent to the amendments provided for herein.

SECTION 4.2. Ratification of Agreement. Except as specifically amended, modified or supplemented by this Amendment, the Agreement is hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. Each of the parties to the Agreement agrees to be bound by the terms of the obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

SECTION 4.3. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which, when executed, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 4.4. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401

OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.5. Trustee. The Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein. The parties hereto agree that the Trustee shall be afforded all the rights, privileges, protections, immunities and indemnities provided to it under the Agreement.

SECTION 4.6. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement or, if not defined therein, in the Assignment and Assumption Agreement. All Section or Subsection references herein shall mean Sections or Subsections in the Agreement, except as otherwise provided herein.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

CAPITAL ONE, NATIONAL ASSOCIATION,
as Servicer

By:	/s/ Franco E. Harris
Name: Franco E. Harris
Title: Managing Vice President,
Treasury Capital Markets

CAPITAL ONE FUNDING, LLC, as Transferor

By:	/s/ Eric D. Bauder
Name: Eric D. Bauder
Title: Assistant Vice President

THE BANK OF NEW YORK MELLON, not in
its individual capacity but solely as Trustee

By:	/s/ Leslie Morales
Name: Leslie Morales
Title: Vice President

[Signature Page to Second Amendment to COMT Pooling and Servicing Agreement]